Form N-SAR,
Sub-Item 77I
Terms of new or amended securities

Nuveen Investment Trust II
333-33607
811-08333

On June 30, 2011, under Conformed Submission
Type 485A POS, accession number, 0001193125-11-178802,
a copy of the preliminary prospectus containing a description of the securities of a new series in the Trust was filed and is incorporated herein by reference as an exhibit under Sub-Item 77I of Form N-SAR.